     Exhibit 21
AS OF 12/31/07
SUBSIDIARIES OF AMETEK, INC.

		Percentage of voting
Name of Subsidiary and name	State or other jurisdiction of	securities owned by its
under which it does business	incorporation or organization	immediate parent*
Advanced Measurement Technology, Inc.	Delaware	100%
AMETEK (Bermuda), Ltd.	Bermuda	100%
AMETEK (Canada), Ltd.	Canada	100%
AMETEK IMTSA, S.A. de C.V.	Mexico	100%
(In Liquidation)
AMETEK Lamb Motores de Mexico, S.A. de C.V.	Mexico	100%
AMETEK Mexicana, S.A.	Mexico	100%
(In Liquidation)
AMETEK Motors Holding, Inc.	Delaware	100%
AMETEK Receivables Corp.	Delaware	100%
AMETEK Thermal Systems, Inc.	Delaware	100%
California Instruments Corporation	California	100%
Chandler Instruments Company, L.L.C	Texas	100%
Grabner Instruments Messtechnik GmbH	Austria	100%
Petrolab, L.L.C	Delaware	100%
Controls Holding Corporation	Delaware	100%
Patriot Sensors & Controls Corporation	Delaware	100%
Nihon Drexelbrook KK	Japan	100%
EDAX Inc.	Delaware	100%
EDAX Japan K.K	Japan	100%
EDAX B.V	Netherlands	100%
EMA Corp.	Delaware	100%
Amekai (BVI), Ltd.	British Virgin Islands	50%
AMETEK Advanced Industries, Inc.	Delaware	100%
AMETEK Aircraft Parts & Accessories, Inc.	Delaware	100%
AMETEK Do Brasil Ltda.	Brazil	100%
AMETEK Grundbesitz GmbH	Germany	100%
AMETEK International C.V.	Netherlands	99.9%
AMETEK Holdings B.V	Netherlands	100%
AEM Limited	England	100%
Aeromedic Innovations Limited	England	100%
Aviation Windings Limited	England	100%
Avionics Mobile Services Limited	England	100%
AMETEK Denmark AS	Denmark	100%
AMETEK Elektomotory s.r.o	Czech Republic	100%
AMETEK Holdings SARL	France	100%
Financiere CAMECA (SAS)	France	100%
Micro Analyse Instruments SAS	France	100%
CAMECA SAS	France	100%
CAMECA Instruments, Inc.	New York	100%
CAMECA Japan K.K	Japan	100%
CAMECA Korea Co. Ltd.	Korea	100%
CAMECA Taiwan Corp. Ltd.	Taiwan	100%
CAMECA UK Limited	England	100%
CAMECA GmbH	Germany	100%
AMETEK Italia S.r.l	Italy	100%
AMETEK Singapore Private Ltd.	Singapore	100%
Amekai Singapore Private Ltd.	Singapore	50%
Amekai Meter (Xiamen) Co., Ltd.	China	100%
AmeKai Taiwan Co., Ltd.	Taiwan	50%

AS OF 12/31/07

		Percentage of voting
Name of Subsidiary and name	State or other jurisdiction of	securities owned by its
under which it does business	incorporation or organization	immediate parent*
AMETEK Motors Asia Private Ltd.	Singapore	100%
AMETEK Motors (Shanghai) Co., Ltd.	China	100%
AMETEK Commercial Enterprise Shanghai	China	100%
Antavia SAS	France	100%
EMA Holdings UK Limited	England	100%
Airtechnology Holdings Limited	England	100%
Airtechnology Group Limited	England	100%
Aircontrol Technologies Limited (In Liquidation)	England	100%
Airscrew Limited	England	100%
Airtechnology Pension Trustees Ltd.	England	100%
AMETEK Holdings (UK) Ltd.	England	100%
Lloyd Instruments Ltd.	England	100%
AMETEK SAS	France	63%
Solartron France SARL	France	99.9%
Solartron Instruments Ltd.	England	100%
OOO “AMETEK”	Russia	99%
AMETEK Precision Instruments (UK) Ltd.	England	100%
Land Instruments International Ltd.	England	100%
Land Instruments Sp zo.o	Poland	100%
Land Instruments Ltd.	Japan	100%
TH Acquisition Company Limited	England
Taylor Hobson Holdings Limited	England	100%
Taylor Hobson Overseas Limited	England	100%
AMETEK GmbH	Germany	62%
AMETEK Nordic AB	Sweden	100%
AMETEK S.r.l	Italy	100%
Taylor Hobson K Inc.	South Korea	100%
Taylor Hobson KK	Japan	100%
Taylor Hobson Limited	England	100%
Solartron Metrology Ltd.	England	100%
Solartron Metrology 2001 Ltd.	England	100%
Taylor Hobson, Inc.	Delaware	100%
Taylor Hobson Trustees Limited	England	100%
SPECTRO Betelligungs GmbH	Germany	100%
SPECTRO Analytical Instruments (Asia-Pacific) Ltd.	Hong Kong	100%
SPECTRO GmbH	Germany	100%
SPECTRO Analytical Instruments GmbH & Co. KG	Germany	99%
SPECTRO Analytical Instruments, Inc.	Delaware	100%
SPECTRO Analytical Instruments (Pty). Ltd.	South Africa	100%
SPECTRO Analytical UK Limited	England	100%
SPECTRO BioNova GmbH (In Liquidation)	Germany	100%
AMETEK Land, Inc.	Delaware	100%
AMETEK Motors Hong Kong Ltd.	Hong Kong	100%
AMETEK Pittman, Inc.	Delaware	100%
AMETEK Precitech, Inc.	Delaware	100%
AMETEK SAI Holdings, Inc.	Delaware	100%
Southern Aero Partners, Inc.	Oklahoma	100%

AS OF 12/31/07

		Percentage of voting
Name of Subsidiary and name	State or other jurisdiction of	securities owned by its
under which it does business	incorporation or organization	immediate parent*
HCC Industries, Inc.	Delaware	100%
AMETEK Ceramics, Inc.	Delaware	100%
Glasseal Products, Inc.	New Jersey	100%
Sealtron Acquisition Corp.	Delaware	100%
Sealtron, Inc.	Delaware	100%
HCC Aegis, Inc.	Delaware	100%
HCC Industries International	California	100%
HCC Machining Co., Inc.	Delaware	100%
Hermetic Seal Corporation	Delaware	100%
Norfolk Avon Realty Trust (Dormant)	Massachusetts	100%
HP Acquisition Corp.	Delaware	100%
Hamilton Precision Metals, Inc	Delaware	100%
Hamilton Precision Metals of Delaware, Inc.	Delaware	100%
NCC Holdings, Inc.	Delaware	100%
AMETEK National Controls Corporation	Delaware	100%
PowerTest Group, Ltd.	Hong Kong	100%
California Instruments (Shenzhen) Co., Ltd.	China	100%
Rotron Incorporated	New York	100%
SCPH Holdings, Inc.	Delaware	100%
AMETEK SCP, Inc.	Rhode Island	100%
AMETEK SCP (Barrow) Limited	England	100%
Seiko EG&G Co. Ltd.	Japan	49%
Solidstate Controls, Inc.	Delaware	100%
HDR Power Systems, Inc.	Delaware	100%
Solidstate Controls, Inc. de Argentina S.R.L	Argentina	99.9%
Solidstate Controls Mexico, S.A. de C.V.	Mexico	99.9%

*	Exclusive of directors’ qualifying shares and shares held by nominees as required by the laws of the jurisdiction of incorporation.